UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Ondas Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Ondas Inc. (the “Company”) has distributed proxy materials to its stockholders, including a Notice of the 2026 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its Annual Meeting of Stockholders to be held on Thursday, May 28, 2026 (the “Annual Meeting”). A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 20, 2026. This communication is being filed as definitive additional soliciting material and should be read together with the Notice and Proxy Statement and any other additional soliciting materials filed by the Company on Schedule 14A in connection with the Annual Meeting.

The following is an excerpt from a transcript of an earnings call held by the Company on May 14, 2026 regarding its first quarter earnings. The excerpts contain only such portion of the transcript relating to discussions of the Annual Meeting.

[…]

Eric Brock

Chairman and Chief Executive Officer

●	OK - Thank you Operator.

●	As we wrap the call I want to thank you again for spending time with us today;

●	As we outlined, we have a strong start to 2026 and are focused on sustaining that momentum throughout the year. We look forward to providing more updates along the way.

●	Also, as a reminder, if you are a stockholder as of the April 9th record date, please cast your vote for the Annual Meeting. Your vote is important and we appreciate your continued support.

●	Our team will go back to the important work of building the company, and we hope you have a great day.

[…]

2026 Annual Meeting of Stockholders

Ondas Inc. has distributed proxy materials to its stockholders, including a Notice of the 2026 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its Annual Meeting of Stockholders to be held on Thursday, May 28, 2026. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 20, 2026. This communication is being filed as definitive additional soliciting material and should be read together with the Notice and Proxy Statement and any other additional soliciting materials filed by the Company on Schedule 14A in connection with the Annual Meeting.

If you would like additional copies of the Notice and Proxy Statement or you need assistance voting your shares, you should contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

Phone Number: (855) 325-6668 (Toll Free in U.S.)

Email: ONDS@allianceadvisors.com

Website: www.allianceadvisors.com

Participants in Solicitation

The Company, its directors, and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the Company’s directors and executive officers, including their interests in the Company by security holdings or otherwise, is included in the Proxy Statement and in the Company’s other filings with the SEC.

Forward-Looking Statements

Statements made in this document that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.